UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): September 7, 2006

Highbury Financial Inc.
(Exact name of Registrant as Specified in its Charter)

Commission File Number: 000-51682

Delaware	20-3187008
(State of Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(Address of Principal Executive Offices, Including Zip Code)

(303) 357-4802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Highbury Financial, Inc. (“Highbury”) intends to hold presentations for certain of its stockholders, as well as other persons who might be interested in purchasing Highbury securities, regarding its acquisition of substantially all of the U.S. mutual fund business of ABN AMRO Asset Management (USA) pursuant to an asset purchase agreement with ABN AMRO Asset Management Holdings, Inc., ABN AMRO Investments Fund Services, Inc., ABN AMRO Asset Management, Inc., Montag & Caldwell, Inc., TAMRO Capital Partners LLC, Veredus Asset Management LLC and River Road Asset Management LLC (the “Acquisition”). This Current Report on Form 8-K as well as the revised investor presentation attached hereto as Exhibit 99.1 and incorporated herein by reference, will be distributed to participants at such presentations. Highbury is filing the attached revised investor presentation to update the financial and other information for the quarter ended June 30, 2006 in the investor presentation previously filed by Highbury on a Form 8-K on April 21, 2006. Highbury has also filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission in connection with the Acquisition which contains audited financial information for the business proposed to be acquired by Highbury.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit	Description
99.1	Revised Investor Presentation

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized on.

HIGHBURY FINANCIAL INC.

Date: September 7, 2006	By:	/s/ Richard S. Foote
Richard S. Foote
President and Chief Executive Officer